Exhibit 99.11

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, $0.001 par value, of CardConnect Corp.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  August 8, 2016

DGC FAMILY FINTECH TRUST

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	Trustee

/s/ Daniel G. Cohen
DANIEL G. COHEN

/s/ Betsy Z. Cohen
BETSY Z. COHEN

/s/ Frank Mastrangelo
FRANK MASTRANGELO

/s/ James J. McEntee, III
JAMES J. MCENTEE, III

/s/ Shami Patel
SHAMI PATEL

/s/ Jeffrey Shanahan
JEFFREY SHANAHAN

/s/ Brian Shanahan
BRIAN SHANAHAN

/s/ Patrick Shanahan
PATRICK SHANAHAN

/s/ Charles Bernicker
CHARLES BERNICKER

/s/ Scott Dowty
SCOTT DOWTY

/s/ Angelo Grecco
ANGELO GRECCO

/s/ Robert Nathan
ROBERT NATHAN

/s/ Rush Taggart
RUSH TAGGART

[CardConnect Corp. – Schedule 13D]

By:	/s/ Richard N. Garman
Name:	Richard N. Garman

By:	/s/ Brad E. Bernstein
Name:	Brad E. Bernstein

By:	/s/ David A. Haynes
Name:	David A. Haynes

By:	/s/ Chris H. Winship
Name:	Chris H. Winship

By:	/s/ James C. Hale
Name:	James C. Hale

By:	/s/ Robert A. Huret
Name:	Robert A. Huret

[CardConnect Corp. – Schedule 13D]

FTVENTURES III, L.P.

By:	FTVentures Management III, L.L.C.
Its:	General Partner

By:	/s/ David A. Haynes
Name:	David A. Haynes
Its:	Managing Member

FTVENTURES III-N, L.P.

By:	FTVentures Management III, L.L.C.
Its:	General Partner

By:	/s/ David A. Haynes
Name:	David A. Haynes
Its:	Managing Member

FTVENTURES III-T, L.P.

By:	FTVentures Management III, L.L.C.
Its:	General Partner

By:	/s/ David A. Haynes
Name:	David A. Haynes
Its:	Managing Member

FTVentures Management III, L.L.C.

By:	/s/ David A. Haynes
Name:	David A. Haynes
Its:	Managing Member

[CardConnect Corp. – Schedule 13D]